Exhibit (d)(2)

INVESTMENT MANAGEMENT AGREEMENT

VOYA SEPARATE PORTFOLIOS TRUST

AGREEMENT effective as of June 1, 2018 between Voya Separate Portfolios Trust (the Trust”), a Delaware statutory trust, and Voya Investments, LLC (the “Manager”), a limited liability company organized and existing under the laws of the State of Arizona (the “Agreement”).

WHEREAS, the Trust is an open-end management investment company registered under the Investment Company Act of 1940, as amended (the “1940 Act”); and

WHEREAS, the Trust is authorized to issue shares of beneficial interest in separate series with each such series representing interests in a separate portfolio of securities and other assets; and

WHEREAS, the Trust may offer shares of additional series in the future; and

WHEREAS, the Trust desires to avail itself of the services of the Manager for the provision of advisory, management and administrative services for the Trust; and

WHEREAS, the Manager is willing to render such services to the Trust.

NOW, THEREFORE, in consideration of the premises, the promises and mutual covenants herein contained, it is agreed between the parties as follows:

1.              Appointment. The Trust hereby appoints the Manager, subject to the direction of the Board of Trustees, for the period and on the terms set forth in this Agreement, to provide advisory, management, administrative and other services (collectively, “Management Services”), as described herein, with respect to each series of the Trust set forth in Schedule A hereto (individually and collectively referred to herein as “Series”), as such schedule may be amended from time to time. The Manager accepts such appointment and agrees to render the Management Services herein set forth for the compensation herein provided.

In the event the Trust establishes and designates additional series with respect to which it desires to retain the Manager to render Management Services hereunder, it shall notify the Manager in writing. If the Manager is willing to render such services, it shall notify the Trust in writing, whereupon such additional series shall become a Series hereunder, and be subject to this Agreement.

With respect to those Series that have obtained shareholder approval, to the extent such shareholder approval is required, subject to the approval of the Board of Trustees of the Trust, the Manager is authorized to enter into sub-advisory agreements with other registered investment advisers to serve as investment sub-advisers, whether or not affiliated with the Manager (each a “Sub-Adviser”). The Manager will continue to have responsibility for all services furnished pursuant to any sub-advisory agreement (each a “Sub-Advisory Agreement”). The Trust and the Manager understand and agree that the Manager may manage each Series in a “Manager-of-Managers” style with one or more Sub-advisers, which contemplates that the Manager will, among other things and pursuant to an order issued by the Securities and Exchange Commission (the “SEC”) or applicable regulation under the 1940 Act: (i) continually evaluate the performance of any Sub-Adviser to the Series; and (ii) periodically make recommendations to the Trust’s Board of Trustees regarding the results of its evaluation and monitoring functions. The Trust recognizes that, subject to the approval of the Board of Trustees of the Trust, a Sub-Adviser’s services may be terminated or modified and that the Manager may appoint a new Sub-Adviser for a Series, subject to the applicable SEC order.

2.              Management Services of the Manager.

(a)         Advisory Services.

The Manager represents and warrants that it is registered as an investment adviser under the Investment Advisers Act of 1940 (the “Advisers Act”) and will maintain such registration for so long as required by applicable law.  Subject to the general supervision of the Board of Trustees of the Trust, the Manager shall provide the following advisory, management, and other services with respect to the Series:

(i)                                     Provide general investment advice and guidance with respect to the Series and provide advice and guidance to the Trust’s Trustees, and oversee the management of the investments of the Series and the composition of each Series’ portfolio of securities and investments, including cash, and the purchase, retention and disposition thereof, in accordance with each Series’ investment objective or objectives and policies as stated in the Trust’s current registration statement, as may be amended or supplemented from time to time (the “Registration Statement”), which management may be provided by others selected by the Manager and approved by the Board of Trustees as provided below or directly by the Manager as provided in Section 2(c) of this Agreement;

(ii)                                  Render to the Board of Trustees of the Trust such periodic and special reports as the Board may reasonably request; and

(iii)                               Make available its officers and employees to the Board of Trustees and officers of the Trust for consultation and discussions regarding the administration and management of the Series and the Advisory Services provided to the Trust under this Agreement.

(b)         Investment Advisory Authority.

When rendering Advisory Services directly to a Series, the Manager, subject to the supervision of the Trust’s Board of Trustees, will provide a continuous investment program for the Series’ portfolio and determine the composition of the assets of the Series’ portfolio, including determination of the purchase, retention, or sale of the securities, cash, and other investments contained in the portfolio. The Manager will provide investment research and conduct a continuous program of evaluation, investment, sales, and reinvestment of the Series’ assets by determining the securities and other investments that shall be purchased, entered into, sold, closed, offered to the public, or exchanged for the Series, when these transactions should be executed, and what portion of the assets of the Series should be held in the various securities and other investments in which it may invest, and the Manager is hereby authorized to execute and perform such services on behalf of the Series. To the extent permitted by the investment policies of the Series, the Manager shall make decisions for the Series as to foreign currency matters and make determinations as to, and execute and perform, foreign currency exchange contracts on behalf of such Series. The Manager will provide the services under this Agreement in accordance with the Series’ investment objective or objectives, policies, and restrictions as stated in the Trust’s Registration Statement filed with the SEC. Furthermore:

(i)

The Manager will manage the Series so that each will qualify as a regulated investment company under Subchapter M of the Internal Revenue Code. In managing the Series in accordance with these requirements, the Manager shall be entitled to receive and act upon advice of counsel to the Series or counsel to the Manager.

(ii)

The Manager will conform with the 1940 Act and all rules and regulations thereunder, all other applicable federal and state laws and regulations, with any applicable procedures adopted by the Trust’s Board of Trustees, and the provisions of the Registration Statement of the Trust under the Securities Act of 1933 and the 1940 Act.

(iii)

On occasions when the Manager deems the purchase or sale of a security to be in the interest of the Series as well as any other investment advisory clients, the Manager may, to the extent permitted by applicable laws and regulations and any applicable procedures adopted by the Trust’s Board of Trustees, but shall not be obligated to, aggregate the securities to be so sold or purchased with those of its other clients where such aggregation is not inconsistent with the policies set forth in the Registration Statement. In such event, allocation of the securities so purchased or sold, as well as the expenses incurred in the transaction, will be made by the Manager in a manner that is fair and equitable in the judgment of the Manager in the exercise of its fiduciary obligations to the Trust on behalf of the Series and to such other clients.

(iv)

In connection with the purchase and sale of securities of the Series, the Manager will arrange for the transmission to the custodian for the Series on a daily basis, of such confirmation, trade tickets, and other documents and information, including, but not limited to, Cusip, Cedel, or other numbers that identify securities to be purchased or sold on behalf of the Series, as may be reasonably necessary to enable the custodian to perform its administrative and recordkeeping responsibilities with respect to the Series. With respect to portfolio securities to be purchased or sold through the Depository Trust Company, the Manager will arrange for the prompt transmission of the confirmation of such trades to the Series’ custodian.

(v)

The Manager will assist the custodian or portfolio accounting agent for the Series in determining, consistent with the procedures and policies stated in the Registration Statement for the Trust and any applicable procedures adopted by the Trust’s Board of Trustees, the value of any portfolio securities or other assets of the Series for which the custodian or portfolio accounting agent seeks assistance or review from the Manager.

(vi)

The Manager will make available to the Trust, promptly upon request, any of the Series’ or the Manager’s investment records and ledgers as are necessary to assist the Series to comply with requirements of the 1940 Act, as well as other applicable laws. The Manager will furnish to regulatory authorities having the requisite authority any information or reports in connection with its services which may be requested in order to ascertain whether the operations of the Series are being conducted in a manner consistent with applicable laws and regulations.

(vii)

The Manager will regularly report to the Trust’s Board of Trustees on the investment program for the Series and the issuers and securities represented in the Series’ portfolio, and will furnish the Trust’s Board of Trustees with respect to the Series such periodic and special reports as the Trustees may reasonably request.

(viii)

In connection with its responsibilities under this Section 2(b), the Manager is responsible for decisions to buy and sell securities and other investments for the Series’ portfolio, broker-dealer selection, and negotiation of brokerage commission rates. The Manager’s primary consideration in effecting a security transaction will be to obtain the best execution for the Series, taking into account the factors specified in the Registration Statement for the Trust, which include price (including the applicable brokerage commission or dollar spread), the size of the order, the nature of the market for the security, the timing of the transaction, the reputation, experience and financial stability of the broker-dealer involved, the quality of the service, the difficulty of execution, execution capabilities and operational facilities of the firms involved, and the firm’s risk in positioning a block of securities. Accordingly, the price to the Series in any transaction may be less favorable than that available from another broker-dealer if the difference is reasonably justified, in the judgment of the Manager in the exercise of its fiduciary obligations to the Trust on behalf of the Series, by other aspects of the portfolio execution services offered. Subject to such policies as the Board of Trustees may determine and consistent with Section 28(e) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), the Manager shall not be deemed to have acted unlawfully or to have breached any duty created by this Agreement or otherwise solely by reason of its having caused the Series to pay a broker-dealer for effecting a portfolio investment transaction in excess of the amount of commission another broker-dealer would have charged for effecting that transaction, if the Manager determines in good faith that such amount of commission was reasonable in relation to the value of the brokerage and research services provided by such broker-dealer, viewed in terms of either that particular transaction or the Manager’s overall responsibilities with respect to the Series and to its other clients as to which it exercises investment discretion. To the extent consistent with these standards and in accordance with Section 11(a) of the Exchange Act and Rule 11a2-2(T) thereunder, the Manager is further authorized to allocate the orders placed by it on behalf of the Series to the Manager if it is registered as a broker-dealer with the SEC, to an affiliated broker-dealer, or to such brokers and dealers who also provide research or statistical material or other services to the Series, the Manager or an affiliate of the Manager. Such allocation shall be in such amounts and proportions as the Manager shall determine consistent with the above standards, and the Manager will report on said allocation regularly to the Board of

Trustees of the Trust indicating the broker-dealers to which such allocations have been made and the basis therefor.

(c)          Services of Manager with respect to Sub-Advisers.

In the event that the Manager wishes to select others to render Advisory Services, the Manager shall analyze, select and recommend for consideration and approval by the Trust’s Board of Trustees investment advisory firms (however organized) to provide investment advice to one or more of the Series, and, at the expense of the Manager, engage (which engagement may also be by the Trust) any such investment advisory firm to render investment advice and manage the investments of each such Series and the composition of each such Series’ portfolio of securities and investments, including cash, and the purchase, retention and disposition thereof, or any offering thereof, in accordance with the Series’ investment objective or objectives and policies as stated in the Trust’s Registration Statement. The Manager shall take the following actions in respect of the performance by each Sub-Adviser of its obligations in respect of a Series:

(i)

Periodically monitor and evaluate the performance of the Sub-Adviser with respect to the investment objectives and policies of the Series, including without limitation, perform periodic detailed analysis and review of the Sub-Adviser’s investment performance in respect of the Series and in respect of other accounts managed by the Sub-Adviser with similar investment strategies;

(ii)

Prepare and present periodic reports to the Board of Trustees regarding the investment performance of the Sub-Adviser and other information regarding the Sub-Adviser, at such times and in such forms as the Board of Trustees may reasonably request;

(iii)	Review and consider any changes in the personnel of the Sub-Adviser responsible for performing the Sub-Adviser’s obligations and make appropriate reports to the Board of Trustees;

(iv)	Review and consider any changes in the ownership or senior management of the Sub-Adviser and make appropriate reports to the Board of Trustees;

(v)	Perform periodic in-person or telephonic diligence meetings with representatives of the Sub-Adviser;

(vi)	Supervise the Sub-Adviser with respect to the services that the Sub-Adviser provides under the Sub-Adviser’s Sub-Advisory Agreement;

(vii)

Assist the Board of Trustees and management of the Series in developing and reviewing information with respect to the initial approval of the Sub-Advisory Agreement with the Sub-Adviser and annual consideration of the agreement thereafter;

(viii)	Monitor the Sub-Adviser for compliance with the investment objective or objectives, policies and restrictions of each Series it manages, the 1940 Act, Subchapter M of the

Internal Revenue Code, and if applicable, regulations under such provisions, and other applicable law;

(ix)

If appropriate, analyze and recommend for consideration by the Trust’s Board of Trustees termination of a contract with a Sub-Adviser under which the Sub-Adviser provides Advisory Services to one or more of the Series;

(x)

Identify potential successors to or replacements of the Sub-Adviser or potential additional Sub-Advisers, perform appropriate due diligence, and develop and present to the Board of Trustees a recommendation as to any such successor, replacement, or additional Sub-Adviser;

(xi)	Designate and compensate from its own resources such personnel as the Manager may consider necessary or appropriate to the performance of its services hereunder; and

(xii)	Perform such other review and reporting functions as the Board of Trustees shall reasonably request consistent with this Agreement and applicable law.

(d)         Administrative Services of the Manager.

(i)                                     Administrative Services.   Subject to the general supervision of the Board of Trustees of the Trust, the Manager shall provide all administrative services reasonably necessary for the ordinary operation of each Series (“Administrative Services”).

(ii)                                  Allocation and Delegation of Responsibilities. The Administrative Services may be furnished by any directors, officers or employees of the Manager or of affiliates of the Manager.  The Manager may, at the expense of the Manager, retain the services of a third party as its delegate, under the Manager’s supervision, to provide in its stead any Administrative Services; provided, however, that any such delegation to a third party shall be subject to the approval of the Trust’s Board of Trustees.  The Manager shall remain liable to the Series for any service delegated to a third party pursuant to this Section 2(d)(ii) to the same extent as if the Manager provided the services itself.

3.              Conformity with Applicable Law. The Manager, in the performance of its duties and obligations under this Agreement, shall act in conformity with the Registration Statement of the Trust and with the instructions and directions of the Board of Trustees of the Trust and will conform to, and comply with, the requirements of the 1940 Act and all other applicable federal and state laws and regulations.

4.              Exclusivity. The services of the Manager to the Series under this Agreement are not to be deemed exclusive, and the Manager, or any affiliate thereof, shall be free to render similar services to other investment companies and other clients (whether or not their investment objectives and policies are similar to those of any of the Series) and to engage in other activities, so long as its services hereunder are not impaired thereby.

5.              Documents. The Trust has delivered properly certified or authenticated copies of each of the following documents to the Manager and will deliver to it all future amendments and supplements thereto, if any:

(a)         Certified resolution of the Board of Trustees of the Trust authorizing the appointment of the Manager and approving the form of this Agreement;

(b)         The Registration Statement as filed with the SEC and any amendments thereto; and

(c)          Exhibits, powers of attorney, certificates and any and all other documents relating to or filed in connection with the Registration Statement described above.

6.              Records. The Trust agrees to maintain and to preserve for the periods prescribed under the 1940 Act any such records as are required to be maintained by the Trust with respect to the Series by the 1940 Act. The Manager further agrees that all records of the Series are the property of the Trust and, to the extent held by the Manager, it will promptly surrender any of such records upon request.

7.              Expenses.  During the term of this Agreement, the Manager will pay all expenses incurred by it in connection with its activities under this Agreement, net of any actual costs associated with implementation of revenue generating programs such as securities lending, directed brokerage and brokerage recapture programs (consistent with best execution), and any other similar programs as approved by the Board of Trustees, and except for such expenses as are (i) paid by the Series pursuant to the Series’s Rule 12b-1 Distribution Plan or Shareholder Servicing Agreement; (ii) assumed by the Trust under this Agreement; and (iii) assumed by a Sub-Adviser under its Sub-Advisory Agreement.

The Manager shall be responsible for all of the expenses of its operations and for the following expenses:

(a)                                 Expenses of all audits by the Series’ independent public accountants;

(b)                                 Expenses of the Series’ transfer agent, registrar, dividend disbursing agent, and shareholder record keeping services, net of any shareholder service fees paid pursuant to the Series’ Shareholder Servicing Agreement, excluding services provided by intermediaries as described in sub-section (e) below, under expenses borne by the Series;

(c)                                  Expenses of the Series’ custodial services, including recordkeeping services provided by the custodian;

(d)                                 Expenses of obtaining quotations for calculating the value of each Series’ net assets;

(e)                                  Expenses of obtaining Portfolio Activity Reports and Analyses of International Management reports (as appropriate) for each Series;

(f)                                   Expenses of maintaining the Series’ tax records;

(g)                                  Costs and/or fees incident to meetings of the Series’ shareholders, the preparation and mailings of prospectuses and reports of the Series to its shareholders, the filing of reports with regulatory bodies, the maintenance of the Series’ existence and qualification to do business, and the registration of shares with federal and state securities or insurance authorities;

(h)                                 The Series’ ordinary legal fees, including the legal fees related to the registration and continued qualification of the Series’ shares for sale;

(i)                                     Costs of printing stock certificates representing shares of the Series;

(j)                                    The Series’ pro rata portion of the fidelity bond required by Section 17(g) of the 1940 Act;

(k)                                 Association membership dues;

(l)                                     Organizational and offering expenses and, if applicable, reimbursement (with interest) of underwriting discounts and commissions; and

(m)                             Distribution expenses net of Rule 12b-1 distribution fees made pursuant to the Series’ Rule 12b-1 Distribution Plan for eligible distribution-related expenses pursuant to such Plan.

The Series shall be responsible for the following expenses:

(a)                                 Salaries and other compensation of any of the Trust’s executive officers and employees, if any, who are not officers, directors, stockholders, or employees of the Manager or an affiliate of the Manager;

(b)                                 Taxes levied against the Series;

(c)                                  Brokerage fees and commissions in connection with the purchase and sale of portfolio securities for the Series;

(d)                                 Costs, including the interest expense, of borrowing money;

(e)                                  Fees paid to intermediaries that maintain omnibus accounts on the records of the Series’ transfer agent and/or that provide shareholder or participant record keeping services on behalf of their clients, provided that such fees may be borne only by those share classes that permit the payment of such fees;

(f)                                   Trustees’ fees and expenses of Trustees who are not officers, employees, or stockholders of the Manager, any Sub-Adviser, or any affiliates of either; and

(g)                                  Extraordinary expenses as may arise, including extraordinary consulting expenses and extraordinary legal expenses incurred in connection with litigation, proceedings, other claims (unless the Manager is responsible for such expenses under Section 9 of this Agreement or a Sub-Adviser is responsible for such expenses under the Section entitled “Liability” of a Sub-Advisory Agreement), and the legal obligations of the Series to indemnify its trustees, officers, employees, shareholders, distributors, and agents with respect thereto;

(h)                                 Trustees and Officers Errors and Omissions Insurance coverage for the Trustees who are not “interested persons” of the Trust as defined in the 1940 Act.

8.              Compensation.  For the services provided by the Manager pursuant to this Agreement, the Series will pay to the Manager a fee at an annual rate equal to a percentage of the average daily net assets of each Series as shown on Schedule A to this Agreement, net of any expense reductions realized through the use of revenue generating programs such as securities lending, directed brokerage and brokerage recapture programs (consistent with best execution), and any other similar programs as approved by the Board of Trustees.  This fee shall be computed and accrued daily and payable as shown on Schedule A.

9.              Liability of the Manager.

(a)         Liability with respect to the Provision of Advisory Services.

In providing the Advisory Services, the Manager may rely on information reasonably believed by it to be accurate and reliable. Except as may otherwise be required by the 1940 Act or the rules thereunder, neither the Manager nor its members, officers, Trustees, employees, or agents shall be subject to, and the Series will indemnify such persons from and against, any liability for, or any damages, expenses, or losses incurred in connection with, any act or omission connected with or arising out of any services rendered under this Agreement, except by reason of willful misfeasance, bad faith, or gross negligence in the performance of the Manager’s duties, or by reason of reckless disregard of the Manager’s obligations and duties under this Agreement. Except as may otherwise be required by the 1940 Act or the rules thereunder, neither the Manager nor its members, officers, Trustees, employees, or agents shall be subject to, and the Series will indemnify such persons from and against, any liability for, or any damages, expenses, or losses incurred in connection with, any act or omission by a Sub-Adviser or any of the Sub-Adviser’s stockholders or partners, officers, Trustees, employees, or agents connected with or arising out of any services rendered under a Sub-Advisory Agreement, except by reason of willful misfeasance, bad faith, or gross negligence in the performance of the Manager’s duties under this Agreement, or by reason of reckless disregard of the Manager’s obligations and duties under this Agreement. No trustee, officer, employee or agent of the Trust shall be subject to any personal liability whatsoever, in his or her official capacity, to any person, including the Sub-Adviser, other than to the Series or its shareholders, in connection with Trust property or the affairs of the Series, save only that arising from his or her bad faith, willful misfeasance, gross negligence or reckless disregard of his or her duty to such person; and all such persons shall look solely to the Trust property for satisfaction of claims of any nature against a trustee, officer, employee or agent of the Trust arising in connection with the affairs of the Series. Moreover, the debts, liabilities, obligations and expenses incurred, contracted for or otherwise existing with respect to a Series shall be enforceable against the assets and property of that Series only, and not against the assets or property of any other series of the Trust.

(b)         Liability with respect to the Provision of Administrative Services.

In providing the Administrative Services, the Manager may rely on information reasonably believed by it to be accurate and reliable.  Except as may otherwise be required by the 1940 Act or the rules thereunder, neither the Manager nor its stockholders, officers, trustees, employees, or agents shall be subject to any liability for, or any damages, expenses, or losses incurred in connection with, any act or omission connected with or arising out of any Administrative Services rendered under this Agreement, except by reason of willful misfeasance, bad faith, or negligence in the performance of the Manager’s duties, or by reason of reckless disregard of the Manager’s obligations and duties under this Agreement.  The liability incurred by the Manager pursuant to this Section 9(b) with respect to a Series in any year shall be limited to the revenues of the Manager derived from the Series in that fiscal year of the Series.  The Manager shall look solely to the Series’ property for satisfaction of claims of any nature against the Series or a trustee, officer, employee or agent of the Series individually arising in connection with the affairs of the Series.

(c)          Trust Disclosures.

(i)

The Manager shall be responsible for preparing the Trust’s registration statements and supplements to the Trust’s prospectuses and statements of additional information (“Disclosure Documents”), and for filing or arranging for the filing of such Disclosure Documents with the SEC and other federal and state regulatory authorities as may be required by applicable law.

(ii)

Notwithstanding anything in Section 9 or elsewhere in this Agreement, the Manager shall exercise reasonable care consistent with a fiduciary duty in fulfilling its responsibilities under Section 9(c)(i) of this Agreement.

(iii)

In the event of a claim, litigation, liability, or a regulatory action or investigation (collectively, a “Disclosure Claim”) that arises out of or is based upon the disclosure in a Disclosure Document for the Trust (including, but not limited to, a claim arising from an untrue statement or alleged untrue statement in a registration statement for the Trust or an omission or alleged omission of a material fact required to be stated therein or necessary to make statements made in a registration statement not misleading), the Manager shall indemnify and hold harmless the Trust and each individual who, during the term of this Agreement, serves or had served as a Trustee of the Trust who is not an “interested person” of the Trust, as such term is defined in the 1940 Act (an “Independent Trustee”), if such Disclosure Claim arises from the Manager’s failure or alleged failure to exercise reasonable care consistent with a fiduciary duty in the preparation or filing of the Trust’s Disclosure Documents for the loss, costs, or damages, including amounts paid in settlement with the written consent of the Manager, which consent shall not be unreasonably withheld, and including reasonable legal and other expenses, that arise from such Disclosure Claim.

(iv)

In addition to the indemnification provided in Section 9(c)(iii) of this Agreement, the Manager agrees to indemnify and hold harmless the Independent Trustees for the costs of defense of a Disclosure Claim, including reasonable attorney’s fees, regardless of whether such Disclosure Claim arises from the Manager’s failure or alleged failure to exercise reasonable care consistent with a fiduciary duty in the preparation of the Trust’s Disclosure Documents, subject to the Manager’s right to assume the defense of such Disclosure Claim pursuant to Section 9(c)(ix) of this Agreement.

(v)

The parties expressly acknowledge that this Section 9(c) confers rights and remedies upon the Trust and each Independent Trustee, including the right to enforce the indemnification provided for in Sections 9(c)(iii) and 9(c)(iv) of this Agreement. The obligation of the Manager to provide indemnification to the Trust and the Independent Trustees, as set forth in this Section 9(c), shall remain in effect after the termination of this Agreement.

(vi)

The indemnification of the Trust provided for in Section 9(c)(iii) of this Agreement shall apply only to the extent that any loss to the Trust is not covered by insurance held by the Trust, and shall not apply if: (A) the disclosure giving rise to the Disclosure Claim was provided by or on behalf of an Independent Trustee for inclusion in the Trust’s Disclosure Documents; or (B) indemnification is not allowed under applicable law.

(vii)

The indemnification of an Independent Trustee provided in Sections 9(c)(iii) and 9(c)(iv) of this Agreement shall apply only to the extent that any loss to the Independent Trustee is not covered by insurance held by the Trust or the Independent Trustee, and shall not apply if: (A) losses are actually indemnified by the Trust, consistent with the Trust’s organizational documents; (B) the disclosure giving rise to the Disclosure Claim was provided by or on behalf of an Independent Trustee for inclusion in the Trust’s Disclosure Documents; (C) losses are the result of willful misfeasance, bad faith, gross negligence or reckless disregard on the part of an Independent Trustee; or (D) indemnification is not allowed under applicable law.

(viii)

The Manager shall not be liable for indemnification of an Independent Trustee under this Section 9(c) unless the Independent Trustee has notified the Manager in writing within a reasonable time after the summons or other first legal process giving information of the nature of the Disclosure Claim is served upon such Independent Trustee (or after such Independent Trustee shall have received notice of such service on any designated agent); provided, however, that notification of the Manager is not required if the Manager had actual knowledge about the nature of the Disclosure Claim. In the event of a request for indemnification from an Independent Trustee, the Manager shall pay advances to the fullest extent permissible under the 1940 Act and applicable state law.

(ix)

In the event of a request for indemnification from the Trust or an Independent Trustee (“Indemnified Party”), the Manager shall be entitled, upon notice to the Indemnified Party, to assume the defense of any Disclosure Claim against the Indemnified Party, with counsel satisfactory to the Manager and the Indemnified Party.

(x)	Sections 9(a) and 9(b) shall not apply to a claim for indemnification under this Section 9(c).

10.  Continuation and Termination. With respect to each Series identified as a Series on Schedule A hereto as in effect on the date of this Agreement, unless earlier terminated as provided herein with respect to any such Series this Agreement shall continue in full force and effect through two years from the effective date with respect to each such Series of this Agreement. Thereafter, unless earlier terminated with respect to such a Series, the Agreement shall continue in full force and effect with respect to each such Series for periods of one year, provided that such continuance is specifically approved at least annually by (i) the vote of a majority of the Board of Trustees of the Trust, or (ii) the vote of a majority of the outstanding voting shares of the Series (as defined in the 1940 Act), and provided that such continuance is also approved by the vote of a majority of the Board of Trustees of the Trust who are not parties to this Agreement or “interested persons” (as defined in the 1940 Act) of the Trust or the Manager, cast in person at a meeting called for the purpose of voting on such approval.

With respect to any Series added to Schedule A hereto as a Series after the date of this Agreement, the Agreement shall become effective on the later of (i) the date Schedule A is amended to reflect the addition of such Series as a Series under this Agreement or (ii) the date upon which the shares of the Series are first sold to the public, subject to the condition that the Trust’s Board of Trustees, including a majority of those Trustees who are not interested persons (as such term is defined in the 1940 Act) of the Manager, and the shareholders of such Series, shall have approved this Agreement. Unless terminated earlier as provided herein with respect to any such Series, the Agreement shall continue in full force and effect for a period of two years from the date of its effectiveness (as identified above) with respect to that Series. Thereafter, unless earlier terminated with respect to a Series, the Agreement shall continue in full force and effect with respect to each such Series for periods of one year, provided that such continuance is specifically approved at least annually by (i) the vote of a majority of the Board of Trustees of the Trust, or (ii) vote of a majority of the outstanding voting shares of such Series (as defined in the 1940 Act), and provided that such continuance is also approved by the vote of a majority of the Board of Trustees of the Trust who are not parties to this Agreement or “interested persons” (as defined in the 1940 Act) of the Trust or the Manager, cast in person at a meeting called for the purpose of voting on such approval.

However, any approval of this Agreement by the holders of a majority of the outstanding shares (as defined in the 1940 Act) of a Series shall be effective to continue this Agreement with respect to such Series notwithstanding (i) that this Agreement has not been approved by the holders of a majority of the outstanding shares of any other Series or (ii) that this Agreement has not been approved by the vote of a majority of the outstanding shares of the Trust, unless such approval shall be required by any other applicable law or otherwise. This Agreement may be terminated by the Trust at any time, in its entirety or with respect to a Series, without the payment of any penalty, by vote of a majority of the Board of Trustees of the Trust or by a vote of a majority of the outstanding voting shares of the Trust, or with respect to a Series, by vote of a majority of the outstanding voting shares of such Series, on sixty (60) days’ written notice to the Manager, or by the Manager at any time, without the payment of any penalty, on sixty (60) days’ written notice to the Trust. This Agreement will automatically and immediately terminate in the event of its “assignment” as defined in the 1940 Act.

11.  Use of Name. It is understood that the name “Voya Investments, LLC” or any trademark, trade name, service mark, or logo, or any variation of such trademark, service mark, or logo of Voya Investments, LLC or its affiliates, including but not limited to the mark “Voya®” (collectively, the “Voya Marks”) is the valuable property of the Manager and its affiliates, and that the Trust and the Series have the right to use such Voya Marks only so long as this Agreement or any subsequent agreement with the Manager in replacement of this Agreement shall continue with respect to such Trust and Series. Upon termination of this Agreement without its replacement by a subsequent agreement, the Trust (or Series) shall, as soon as is reasonably possible, discontinue all use of the Voya Marks and, in the case of the Trust, shall promptly amend its Trust Instrument to change its name (if such Voya Marks are included therein).

12.  Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be deemed to be an original.

13.  Applicable Law.

(a)   This Agreement shall be governed by the laws of the State of New York, provided that nothing herein shall be construed in a manner inconsistent with the 1940 Act, the Advisers Act, or any rules or order of the SEC thereunder.

(b)   If any provision of this Agreement shall be held or made invalid by a court decision, statute, rule or otherwise, the remainder of this Agreement shall not be affected thereby and, to this extent, the provisions of this Agreement shall be deemed to be severable.

(c)   The captions of this Agreement are included for convenience only and in no way define or limit any of the provisions hereof or otherwise affect their construction or effect.

REMAINDER OF THIS PAGE INTENTIONALLY LEFT BLANK

IN WITNESS WHEREOF, the parties hereto have caused this instrument to be executed by their officers designated below as of the day and year first above written.

VOYA SEPARATE PORTFOLIOS TRUST

By:	/s/ Kimberly A. Anderson
Kimberly A. Anderson
Senior Vice President

VOYA INVESTMENTS, LLC

By:	/s/ Todd Modic
Todd Modic
Senior Vice President

SCHEDULE A

with respect to the

INVESTMENT MANAGEMENT AGREEMENT

between

VOYA SEPARATE PORTFOLIOS TRUST

and

VOYA INVESTMENTS, LLC

Series	Effective Date	Annual Management Fee (as a percentage of average daily net assets)
Voya In-Target Retirement Fund	June 1, 2018	0.40% on all assets
Voya Target Retirement 2020 Fund	June 1, 2018	0.40% on all assets
Voya Target Retirement 2025 Fund	June 1, 2018	0.40% on all assets
Voya Target Retirement 2030 Fund	June 1, 2018	0.40% on all assets
Voya Target Retirement 2035 Fund	June 1, 2018	0.40% on all assets
Voya Target Retirement 2040 Fund	June 1, 2018	0.40% on all assets
Voya Target Retirement 2045 Fund	June 1, 2018	0.40% on all assets
Voya Target Retirement 2050 Fund	June 1, 2018	0.40% on all assets
Voya Target Retirement 2055 Fund	June 1, 2018	0.40% on all assets
Voya Target Retirement 2060 Fund	June 1, 2018	0.40% on all assets

A-1